Exhibit 7.2

AMENDMENT TO

AGREEMENT AND PLAN OF REORGANIZATION

By and between

MIDDLETOWN VALLEY BANK

And

COMMUNITY HERITAGE FINANCIAL, INC.

This Amendment to Agreement and Plan of Reorganization (“Amendment”) is made as of this 19th day of October, 2018, by and between Middletown Valley Bank, a Maryland state-chartered commercial bank (the “Bank”), and Community Heritage Financial, Inc., a Maryland corporation (the “Holding Company”).

WHEREAS, the Bank and the Holding Company entered into an Agreement and Plan of Reorganization dated as of August 23, 2018 (the “Agreement”); and

WHEREAS, the Bank and the Holding Company desire to amend the Agreement as provided and only as provided herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Holding Company, intending to be legally bound hereby, agree as follows:

1.	Section 1.3 of the Agreement is deleted in its entirety and replaced with the following:

1.3          Certificates; Issuance of Holding Company Common Stock and Bank Common Stock.

(a)       On the Effective Date, all previously issued and outstanding certificates representing shares of Bank Common Stock (the “Bank Stock Certificates”) shall automatically and by operation of law cease to represent shares of Bank Common Stock or any interest therein, and each Bank Stock Certificate shall be deemed cancelled and cease to exist. Thereafter, no holder of a Bank Stock Certificate shall be entitled to vote the shares of Bank Common Stock formerly represented by such certificate, or to receive dividends thereon, or to exercise any other rights of ownership in respect thereof.

(b)       The shares of Holding Company Common Stock to be issued in exchange for the shares of Bank Common Stock issued and outstanding on the Effective Date pursuant to Section 1.1 hereof shall be issued in book-entry form without certificates.

(c)       The shares of Bank Common Stock that will be acquired and owned by the Holding Company on the Effective Date pursuant to Section 1.2 hereof shall be issued in book-entry form without certificates.

2.	Section 1.4 of the Agreement is deleted in its entirety.

3.	The form of Articles of Share Exchange attached to the Agreement as Exhibit A is deleted in its entirety and replaced with the form of Articles of Share Exchange attached to this Amendment as Exhibit A.

4.	All Sections of the Agreement not amended by this Amendment remain in full force and effect.

2

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:		MIDDLETOWN VALLEY BANK

By:		By:
Name:	Dawn R. Woods	Name:	Robert E. Goetz, Jr.
Title:	Corporate Secretary	Title:	President and Chief Executive Officer

ATTEST:		COMMUNITY HERITAGE FINANCIAL, INC.

By:		By:
Name:	Dawn R. Woods	Name:	Robert E. Goetz, Jr.
Title:	Corporate Secretary	Title:	President and Chief Executive Officer

Signature page to amendment to agreement and plan of reorganization

3

Exhibit A

Articles of Share Exchange

[See attached]

ARTICLES OF SHARE EXCHANGE

between

MIDDLETOWN VALLEY BANK

(A Maryland Trust Company)

and

COMMUNITY HERITAGE FINANCIAL, INC.

(A Maryland Corporation)

MIDDLETOWN VALLEY BANK, a Maryland state-chartered commercial bank (the “Bank”), and COMMUNITY HERITAGE FINANCIAL, INC., a Maryland corporation (the “Holding Company”), hereby certify to the State Department of Assessments and Taxation of Maryland as follows:

FIRST: The Holding Company agrees to acquire all of the issued and outstanding stock of the Bank, and the Bank agrees to have such stock acquired by the Holding Company, in a statutory share exchange.

SECOND: The name and place of incorporation of each party to these Articles of Share Exchange are: Middletown Valley Bank, incorporated in Maryland and COMMUNITY HERITAGE FINANCIAL, INC., incorporated in Maryland. The Holding Company is acquiring the stock of the Bank in the share exchange.

THIRD: The principal office of each of the Bank and the Holding Company in the State of Maryland is located in Frederick County.

FOURTH: The terms and conditions of the transaction described in these Articles of Share Exchange were advised, authorized, and approved by the Bank in the manner and by the vote required by its Charter and the laws of the State of Maryland. The manner of approval was as follows:

(a)       the Board of Directors of the Bank, at a meeting held on April 20, 2018, adopted a resolution that declared that the share exchange was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the share exchange be submitted for consideration at the 2018 annual meeting of the Bank’s stockholders; and

(b)       the share exchange was approved by the stockholders of the Bank at the 2018 annual meeting of the Bank’s stockholders held on June 15, 2018, by the affirmative vote of at least two-thirds of all votes entitled to be cast on the matter.

FIFTH: The terms and conditions of the transaction described in these Articles of Share Exchange were advised, authorized, and approved by the Holding Company in the manner and by the vote required by its Charter and the laws of the State of Maryland. The manner of approval was as follows:

(a)       the Board of Directors of the Holding Company, at a meeting held on October 19, 2018, adopted a resolution that declared that the share exchange was advisable on substantially the terms and conditions set forth or referred to in the resolution; and

(b)       no stock of the Holding Company entitled to be voted on these Articles of Share Exchange was outstanding or subscribed for at the time of approval.

SIXTH: The total number of shares of capital stock of all classes that the Bank has authority to issue is 5,000,000 shares, consisting of 4,000,000 shares of common stock, par value $1.00 per share (the “Bank Common Stock”), and 1,000,000 shares of preferred stock, par value $1.00 per share. The aggregate par value of all Bank Capital Stock is $5,000,000.

SEVENTH: The manner and basis of exchanging the stock to be acquired for stock or other consideration to be issued or delivered by or on behalf of the successor are as follows:

(a)       Bank Common Stock. On the effective date of these Articles of Share Exchange, the holders of the then issued and outstanding shares of Bank Common Stock shall, without any further action on their part or on the part of the Holding Company, automatically and by operation of law, cease to own such shares, and instead each such holder of shares of Bank Common Stock shall become the owner of one share (or fraction thereof) of the Holding Company’s common stock, par value $0.01 per share (the “Holding Company Common Stock”), for each share (or fraction thereof) of Bank Common Stock theretofore held by such holder.

(b)       Holding Company Ownership of Bank Common Stock. On the effective date of these Articles of Share Exchange, the Holding Company shall, without any further action on its part or on the part of the holders of Bank Common Stock, automatically and by operation of law, acquire and become the owner for all purposes of all of the then issued and outstanding shares of Bank Common Stock.

(c)       Stock Certificates; Book-Entry Shares.

(i)        On the effective date of these Articles of Share Exchange, all previously issued and outstanding certificates representing shares of Bank Common Stock (the “Bank Stock Certificates”) shall automatically and by operation of law cease to represent shares of Bank Common Stock or any interest therein, and each Bank Stock Certificate shall be deemed cancelled and cease to exist. Thereafter, no holder of a Bank Stock Certificate shall be entitled to vote the shares of Bank Common Stock formerly represented by such certificate, or to receive distributions thereon, or to exercise any other rights of ownership in respect thereof.

(ii)       The shares of Holding Company Common Stock to be issued in exchange for the shares of Bank Common Stock issued and outstanding on the effective date of these Articles of Share Exchange pursuant to Article SEVENTH, paragraph (a) above shall be issued in book-entry form without certificates.

(iii)      The shares of Bank Common Stock that will be acquired and owned by the Holding Company on the effective date of these Articles of Share Exchange pursuant to Article SEVENTH, paragraph (b) above shall be issued in book-entry form without certificates.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Bank and the Holding Company have caused these Articles of Share Exchange to be duly executed and their corporate seals to be hereunto affixed and attested as of this 26th day of October, 2018.

ATTEST:	MIDDLETOWN VALLEY BANK

Dawn Woods, Corporate Secretary	Robert Goetz, Jr.
President and Chief Executive Officer

ATTEST:	COMMUNITY HERITAGE FINANCIAL, INC.

Dawn Woods, Corporate Secretary	Robert Goetz, Jr.
President and Chief Executive Officer

THE UNDERSIGNED, President and Chief Executive Officer of Middletown Valley Bank, who executed on behalf of said corporation the foregoing Articles of Share Exchange of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Share Exchange to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

Robert Goetz, Jr.
President and Chief Executive Officer

THE UNDERSIGNED, President and Chief Executive Officer of Community Heritage Financial, Inc., who executed on behalf of said corporation the foregoing Articles of Share Exchange of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Share Exchange to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

Robert Goetz, Jr.
President and Chief Executive Officer

3